SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 22, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 22, 2016, Honeywell International Inc. (the “Company”) issued a press release announcing its second quarter 2016 earnings, which is furnished herewith as Exhibit 99. The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Information

The Company today announced that it is realigning the business units comprising its Automation and Control Solutions business segment (“ACS”) by forming two new business segments: Home and Building Technologies (“HBT”) and Safety and Productivity Solutions (“SPS”). HBT will include Environmental & Energy Solutions, Security and Fire, and Building Solutions and Distribution. Additionally, the Industrial Combustion/Thermal business, previously part of Environmental & Energy Solutions in ACS, will become part of Performance Materials and Technologies (“PMT”). SPS will include Sensing & Productivity Solutions and Industrial Safety, as well as the Intelligrated acquisition after it closes. Under the realigned segment reporting structure, the Company will have four business segments:  Aerospace, PMT, HBT, and SPS.

This realignment has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. Effective with the reporting of third quarter 2016 results, the Company will report its financial performance based on these four reporting segments.   To provide historical information on a basis consistent with its new reporting structure, the Company will make available certain historical segment results recast to conform to the new reporting structure.  The recast financial information will not represent a restatement of previously issued financial statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 22, 2016, the Company’s Board of Directors (the “Board”) elected Mr. Terrence Hahn, age 50, to the newly created executive position of President and Chief Executive Officer, HBT. The Board also elected Mr. John Waldron, age 40, to the newly created executive position of President and Chief Executive Officer, SPS. Both Messrs. Hahn and Waldron will report to Mr. Darius Adamczyk, the Company’s Chief Operating Officer.

Mr. Hahn has led Honeywell’s Transportation Systems business unit for the past three years, launching more than 100 new engine programs per annum and overseeing the divestiture of Friction Materials. Previously, Mr. Hahn ran the Fluorine Products business within PMT. Prior to his employment with Honeywell, he held several senior leadership positions within Air Products and Chemicals Inc. He earned bachelor’s and master’s degrees in materials science from Lehigh University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Mr. Waldron has served for the past year as president of the Sensing and Productivity Solutions business unit, formed by the combination of Honeywell’s Scanning and Mobility (HSM) and Sensing and Controls businesses. Previously, Mr. Waldron led the HSM business and served as chief marketing officer while leading the marketing integration of several acquired businesses within the SPS portfolio, including Hand Held Products, Metrologic Instruments, and EMS Technologies. Mr. Waldron earned a bachelor’s degree in electrical engineering from the University of Dayton and an M.B.A. from University of Notre Dame.

With the separation of ACS into two new business segments, Mr. Alexandre Ismail, President and Chief Executive Officer of ACS for the past two years, is resigning from the Company effective July 31, 2016.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99 Honeywell International Inc. Press Release dated July 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2016	HONEYWELL INTERNATIONAL INC.

By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel